Corporate Resource Services Engages Equifax Workforce Solutions to Increase Profitability

NEW YORK, N.Y. -- (Business Wire) – August 20, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified technology, staffing, recruiting, and consulting services firm,  today announced that it has engaged the services of Equifax Workforce Solutions, a Division of Equifax, Inc. (NYSE:EFX) to assist in the management of unemployment costs.

“We are extremely excited to select Equifax Workforce Solutions to assist us in managing our internal unemployment process,” said Mark S. Levine, Chief Operating Officer of Corporate Resource Services, Inc. “This partnership will enable us to build a targeted strategy to control these costs in every branch we operate throughout the Unites States.  Equifax Workforce Solutions has a proven methodology to capture tremendous savings in organizations like ours and the Equifax team is truly dedicated to making sure CRS benefits form their expertise.”

“Corporate Resource Services will realize incremental savings by engaging Equifax Workforce Solutions and we’re currently in the process of establishing the necessary data exchange to commence our program,” said Michael J. Golde, Chief Financial Officer of CRS.  “As they have done with many companies in the staffing industry, we are looking forward to Equifax improving the efficiency of our unemployment process with their proven system. We expect that this will translate to lower costs and higher gross margins, increasing our profitability and our shareholder value.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 231 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380